                                                                     EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT

                                  by and among

                              CISCO SYSTEMS, INC.,

                                 METAPLEX, INC.

                     and the Shareholders of METAPLEX, INC.

                                October 29, 1996

                                TABLE OF CONTENTS

                                                                                                  Page

ARTICLE 1   PURCHASE AND SALE OF STOCK...........................................................  1
   1.1      Purchase and Sale....................................................................  1
   1.2      Purchase Price.......................................................................  1
   1.3      Exemption from Registration; California Permit.......................................  2
   1.4      Directors and Officers of Metaplex...................................................  2

ARTICLE 2   CLOSING..............................................................................  2
   2.1      Time of Closing......................................................................  2
   2.2      Deliveries by Metaplex and the Shareholders..........................................  2
   2.3      Deliveries by Cisco..................................................................  3
   2.4      Further Assurances...................................................................  3

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF METAPLEX
            AND THE SHAREHOLDERS.................................................................  3
   3.1      Organization, Standing and Power.....................................................  4
   3.2      Capital Structure....................................................................  4
   3.3      Authority............................................................................  4
   3.4      Financial Statements.................................................................  5
   3.5      Balance Sheet........................................................................  5
   3.6      IBM Revenues.........................................................................  6
   3.7      Absence of Certain Changes...........................................................  6
   3.8      Absence of Undisclosed Liabilities...................................................  6
   3.9      Litigation...........................................................................  6
   3.10     Restrictions on Business Activities..................................................  7
   3.11     Governmental Authorization...........................................................  7
   3.12     Title to Property....................................................................  7
   3.13     Intellectual Property................................................................  8
   3.14     Environmental Matters................................................................  9
   3.15     Taxes................................................................................ 10
   3.16     Employee Benefit Plans............................................................... 12
   3.17     Employee Matters..................................................................... 14
   3.18     Interested Party Transactions........................................................ 14
   3.19     Insurance............................................................................ 15
   3.20     Compliance With Laws................................................................. 15
   3.21     Minute Books......................................................................... 15
   3.22     Complete Copies of Materials......................................................... 15
   3.23     Brokers' and Finders' Fees........................................................... 15
   3.24     Permit Application................................................................... 15
   3.25     Board Approval....................................................................... 16
   3.26     Representations Complete............................................................. 16


                                       i.

ARTICLE 4   REPRESENTATIONS AND WARRANTIES
            OF THE SHAREHOLDERS.................................................................. 16
   4.1      Authorization........................................................................ 16
   4.2      Compliance With Other Instruments.................................................... 16
   4.3      Governmental Consents................................................................ 17
   4.4      Litigation........................................................................... 17
   4.5      Title to Stock....................................................................... 17
   4.6      Disclosure........................................................................... 17
   4.7      Intellectual Property of the Shareholders............................................ 17

ARTICLE 5   REPRESENTATIONS AND WARRANTIES OF CISCO.............................................. 18
   5.1      Organization, Standing and Power..................................................... 18
   5.2      Capital Structure.................................................................... 19
   5.3      Authority............................................................................ 20
   5.4      SEC Documents; Financial Statements.................................................. 20
   5.5      Litigation........................................................................... 21
   5.6      Governmental Authorization........................................................... 21
   5.7      Compliance With Laws................................................................. 21
   5.8      Broker's and Finders' Fees........................................................... 22
   5.9      Permit Application................................................................... 22
   5.10     Board Approval....................................................................... 22
   5.11     Representations Complete............................................................. 22

ARTICLE 6   COVENANTS OF CISCO, METAPLEX AND THE
            SHAREHOLDERS......................................................................... 22
   6.1      Conduct of Business of Metaplex and Cisco............................................ 22
   6.2      Conduct of Business of Metaplex...................................................... 23
   6.3      No Solicitation...................................................................... 26
   6.4      Indemnification...................................................................... 26

ARTICLE 7   CONDITIONS TO OBLIGATIONS OF CISCO, METAPLEX
            AND THE SHAREHOLDERS................................................................. 27
   7.1      Consents and Approvals............................................................... 27
   7.2      Representations, Warranties and Agreements........................................... 27
   7.3      Certificate.......................................................................... 27
   7.4      Opinions of Counsel.................................................................. 27
   7.5      No Material Adverse Changes.......................................................... 27
   7.6      No Actions........................................................................... 28
   7.7      Proceedings and Documents............................................................ 28
   7.8      Accuracy of Documents and Information................................................ 28
   7.9      Blue Sky Approvals................................................................... 28
   7.10     Contracts............................................................................ 28
   7.11     Documents............................................................................ 28
   7.12     Additional Conditions to the Obligations of Cisco.................................... 28


                                       ii.

ARTICLE 8   INDEMNIFICATION...................................................................... 29
   8.1      Indemnification...................................................................... 29
   8.2      Claims............................................................................... 29
   8.3      Objections to Claims................................................................. 30
   8.4      Resolution of Conflicts; Arbitration................................................. 30
   8.5      Shareholders' Agent.................................................................. 31
   8.6      Actions of the Shareholders' Agent................................................... 32
   8.7      Third-Party Claims................................................................... 32
   8.8      Further Limitations.................................................................. 32

ARTICLE 9   TERMINATION.......................................................................... 33
   9.1      Termination by Mutual Consent........................................................ 33
   9.2      Termination by Cisco or Metaplex..................................................... 33
   9.3      Effect of Termination................................................................ 33

ARTICLE 10  MISCELLANEOUS........................................................................ 33
   10.1     Notices.............................................................................. 33
   10.2     Entire Agreement; Modifications; Waiver.............................................. 34
   10.3     Captions............................................................................. 34
   10.4     Counterparts......................................................................... 34
   10.5     Publicity............................................................................ 34
   10.6     Successors and Assigns............................................................... 34
   10.7     Governing Law........................................................................ 35
   10.8     Further Assurances................................................................... 35
   10.9     Confidentiality and Nondisclosure Agreements......................................... 35
   10.10    Attorneys' Fees...................................................................... 35
   10.11    Transfer of Metaplex Books and Assets................................................ 35
   10.12    Arbitration.......................................................................... 36
   10.13    Exhibits............................................................................. 36
   10.14    Severability......................................................................... 36


                                      iii.

                             EXHIBITS AND SCHEDULES


         Exhibit 1.1                     List of Shareholders

         Exhibit 1.2                     Distribution of Purchase Price

         Exhibit 7.4(a)                  Form of Opinion of Counsel to Cisco

         Exhibit 8.3                     Form of Escrow Agreement

         Schedule 3.7                    Changes Since March 31, 1996

         Schedule 3.12                   List of Real Property Owned or Leased

         Schedule 3.13                   List of Intellectual Property

         Schedule 3.16                   List of Employee Benefit Plans

         Schedule 3.22                   List of Material Contracts




                                       iv.

                  THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of October 29, 1996, by and between Cisco Systems, Inc., a California corporation ("Cisco"), Metaplex, Inc., a North Carolina corporation ("Metaplex") and the shareholders of Metaplex, listed on Exhibit 1.1 hereto (each of whom is herein referred to as a "Shareholder" and collectively as the "Shareholders").

                  WHEREAS, Metaplex is engaged in, among other things, the business of developing network software (such business is referred to herein collectively as the "Business");

                  WHEREAS, Cisco desires to purchase all the shares of capital stock of Metaplex held by the Shareholders, subject to the terms and conditions hereinafter set forth;

                  NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF STOCK

                  1.1 Purchase and Sale. Subject to the terms and conditions of this Agreement, Cisco agrees to purchase at the Closing (as hereinafter defined), and each of the Shareholders agrees to sell to Cisco at the Closing, all the outstanding shares of capital stock (the "Capital Stock") of Metaplex, which consists of 200 shares of common stock of Metaplex and all rights existing with respect thereto, held by the shareholders, as set forth on Exhibit 1.1 attached hereto.

                  1.2 Purchase Price. In consideration for the Capital Stock and in full payment therefor, Cisco will pay to the Shareholders the following amount (collectively the "Purchase Price"), to be allocated among the Shareholders as set forth in Section 1.2(b) below:

                           (a) At the Time of Closing (as hereinafter defined),
the Shareholders shall be paid by delivery of certificate(s) for shares of Cisco Common Stock with a market value of U.S. $1,540,000 (the "Cisco Shares") based on the "Closing Price" of Cisco Common Stock of which $154,000 of the Cisco Shares (the "Escrow Amount") shall be deposited in escrow (the "Escrow Fund"). For purposes of the above calculation, the "Closing Price" of Cisco Common Stock shall be the closing price of Cisco Common Stock as reported on the Nasdaq National Market of the National Association of Securities Dealers' Automated Quotation System on September 5, 1996.


                                       1.

                           (b) The portion of the Purchase Price payable to each
Shareholder (the "Shareholder's Pro-Rata Amount") at the Closing and the Escrow Amount with respect to each Shareholder is set forth in Exhibit 1.2 hereof.

                  1.3 Exemption from Registration; California Permit. The Cisco Shares to be issued to the Shareholders will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), by reason of Section 3(a)(10) thereof. The Cisco Shares will be qualified under California Law, pursuant to Section 25121 thereof, after a fairness hearing has been held pursuant to the authority granted by Section 25142 of such law. Each of Cisco and the Shareholders shall use their best efforts to (i) file an application for issuance of a California permit to issue the Cisco Shares within five (5) business days from the date of this Agreement and (ii) obtain such permit.

                  1.4 Directors and Officers of Metaplex.

                  Effective as of the Time of Closing, (i) the following directors and officers shall resign from their respective positions at Metaplex:

                  Paul A. Wood, Director and President

                  Pamela R. Wood, Director and Secretary

and (ii) the directors and officers of Metaplex shall be as follows until their successors are elected or appointed and qualified:

                  John T. Chambers, Director and Chief Executive Officer

                  Larry Carter, Director and Chief Financial Officer

                                    ARTICLE 2

                                     CLOSING

                  2.1 Time of Closing. The transactions contemplated by this Agreement shall be completed on the first business day on which the last of the conditions contained in Article 7 hereof is fulfilled or waived (the "Time of Closing"), with the expectation that the Closing shall occur on or before December 1, 1996 at 1:00 P.M., P.S.T. The Closing shall take place at the offices of Brobeck, Phleger & Harrison LLP, 2200 Geng Road, Palo Alto, California. The "Closing" shall mean the deliveries to be made by the parties hereto at the Time of Closing in accordance with this Agreement.

                  2.2 Deliveries by Metaplex and the Shareholders. At the Closing, Metaplex and each Shareholder, as applicable, shall deliver to Cisco all duly and


                                       2.

properly executed, a certificate or certificates representing the Capital Stock that Cisco is purchasing hereunder, as evidenced by a notarial copy of a stock power in proper form, which is valid evidence of the transfer.

                  2.3 Deliveries by Cisco. At the Closing, Cisco shall deliver or cause to be delivered, to Metaplex and the Shareholders, as applicable, all duly and properly executed, the following:

                           (a) Certificate(s) representing the Cisco shares
issuable to each respective Shareholder, as provided in Section 1.2(a) of this Agreement.

                           (b) An opinion of Brobeck, Phleger & Harrison LLP,
counsel to Cisco, dated the date of the Closing, in the form attached hereto as
Exhibit 7.4(c).

                  2.4 Further Assurances. At or after the Time of Closing, each party shall prepare, execute, and deliver, at the preparer's expense, such further instruments of conveyance, sale, assignment, or transfer, and shall take or cause to be taken such other or further action, as any party shall reasonably request of any other party at any time or from time to time in order to consummate, in any other manner, the terms and provisions of this Agreement.

                                    ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF METAPLEX
                              AND THE SHAREHOLDERS

                  In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of such entity or group of entities. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, properties, assets, liabilities, business, operations or results of operations of such entity and its subsidiaries, taken as a whole.

                  In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge or, if such party shall be a corporation or other similar entity, such party's actual knowledge after reasonable inquiry of officers, directors and other employees of such party reasonably believed to have knowledge of such matters.

                  Except as disclosed in a document of even date herewith and delivered by Metaplex and the Shareholders to Cisco prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the


                                       3.

"Metaplex Disclosure Schedule"), Metaplex and the Shareholders represent and warrant to Cisco as follows:

                  3.1 Organization, Standing and Power. Metaplex is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Metaplex has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Metaplex. Metaplex has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Metaplex, each as amended to date, to Cisco. Metaplex is not in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Metaplex is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. Other than its subsidiaries, Metaplex does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  3.2 Capital Structure. The authorized capital stock of Metaplex consists of 10,000,000 shares of Common Stock, of which there were issued and outstanding as of the date hereof, 200 shares of Common Stock held by the Shareholders in the amounts set forth on Exhibit 1.1 hereto. There are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities. All outstanding shares of Metaplex Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Metaplex or any agreement to which Metaplex is a party or by which it is bound. There are no contracts, commitments or agreements relating to voting, purchase or sale of Metaplex's capital stock (i) between or among Metaplex and the Shareholders and (ii) between or among any of the Shareholders. All outstanding Capital Stock was issued in compliance with all applicable federal and state securities laws.

                  3.3 Authority. Metaplex has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Metaplex. This Agreement has been duly executed and delivered by Metaplex and constitutes the valid and binding obligation of Metaplex enforceable against Metaplex in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to


                                       4.

creditors' rights generally, and is subject to general principles of equity. The execution and delivery of this Agreement by Metaplex does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under
(i) any provision of the Articles of Incorporation or Bylaws of Metaplex or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Metaplex or any of its subsidiaries or any of their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Metaplex or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) a fairness hearing held pursuant to the authority granted by Section 25142 of California Law and the issuance of a permit pursuant to Section 25121 of California Law, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Metaplex and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

                  3.4 Financial Statements. Metaplex has delivered to Cisco its unaudited financial statements for each of the fiscal years ended December 31, 1993, 1994 and 1995, respectively, and its unaudited financial statements (balance sheet, statement of operations and statement of cash flows) on a consolidated basis as at, and for the three-month period ended March 31, 1996 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements accurately set out and describe in all material respects the financial condition and operating results of Metaplex as of the dates, and for the periods, indicated therein, subject to normal year-end adjustments. Metaplex maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

                  3.5 Balance Sheet. Metaplex will deliver to Cisco two (2) days prior to the Closing a balance sheet dated as of the Closing (the "Closing Balance Sheet"). The Closing Balance Sheet will be audited by Cisco, and Metaplex and the Shareholders agree that any liabilities on the Closing Balance Sheet not matched by cash or accounts receivable from Cisco on the Closing Balance Sheet, excluding $1,000 of cash reserved


                                       5.

for post-closing expenses, will result in a dollar for dollar reduction of the Purchase Price.

                  3.6 IBM Revenues. After the Closing, Cisco will be entitled to all royalties due, or which become due, pursuant to that certain contract with IBM dated April 14, 1994 as amended March 22, 1995.

                  3.7 Absence of Certain Changes. Since March 31, 1996, (the "Metaplex Balance Sheet Date"), except as set forth or referred to on Schedule
3.7 or some other disclosure schedule hereto, Metaplex has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Metaplex; (ii) any acquisition, sale or transfer of any material asset of Metaplex or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Metaplex or any revaluation by Metaplex of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Metaplex, or any direct or indirect redemption, purchase or other acquisition by Metaplex of any of its shares of capital stock;
(v) any material contract entered into by Metaplex or any of its subsidiaries, other than in the ordinary course of business and as provided to Cisco, or any material amendment or termination of, or default under, any material contract to which Metaplex or any of its subsidiaries is a party or by which it is bound;
(vi) any material amendment or change to the Articles of Incorporation or Bylaws of Metaplex; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Metaplex to any of its directors or employees other than in the ordinary course of business and consistent with past practice or (viii) any negotiation or agreement by Metaplex or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Cisco and its representatives regarding the transactions contemplated by this Agreement).

                  3.8 Absence of Undisclosed Liabilities. Metaplex has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet for the period ended March 31, 1996 (the "Metaplex Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Metaplex Balance Sheet under generally accepted accounting principles, (iii) those incurred in the ordinary course of business since the Metaplex Balance Sheet Date and consistent with past practice; and
(iv) those incurred in connection with the execution of this Agreement.

                  3.9 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Metaplex or any of its subsidiaries,


                                       6.

threatened against Metaplex or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Metaplex. There is no judgment, decree or order against Metaplex or any of its subsidiaries, or, to the knowledge of Metaplex and its subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Metaplex. All litigation to which Metaplex is a party (or, to the knowledge of Metaplex, threatened to become a party) is disclosed in the Metaplex Disclosure Schedule.

                  3.10 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Metaplex or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Metaplex or any of its subsidiaries, any acquisition of property by Metaplex or any of its subsidiaries or the conduct of business by Metaplex or any of its subsidiaries as currently conducted or as proposed to be conducted by Metaplex or any of its subsidiaries.

                  3.11 Governmental Authorization. Metaplex and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Metaplex or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Metaplex's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Metaplex Authorizations"), and all of such Metaplex Authorizations are in full force and effect, except where the failure to obtain or have any such Metaplex Authorizations could not reasonably be expected to have a Material Adverse Effect on Metaplex.

                  3.12 Title to Property. Metaplex and its subsidiaries have good and marketable title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Metaplex Balance Sheet or acquired after the Metaplex Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Metaplex Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Metaplex Balance Sheet. The plants, property and equipment of Metaplex and its subsidiaries that are used in the operations of their businesses are in all material respects in good operating condition and repair ordinary


                                       7.

wear and tear excepted. All properties used in the operations of Metaplex and its subsidiaries are reflected in the Metaplex Balance Sheet to the extent generally accepted accounting principles require the same to be reflected.
Schedule 3.12 identifies each parcel of real property owned or leased by Metaplex or any of its subsidiaries.

                  3.13 Intellectual Property.

                           (a) Metaplex and its subsidiaries own, or are
licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used in the business of Metaplex and its subsidiaries as currently conducted by Metaplex and its subsidiaries, except to the extent that the failure to have such rights have not had and would not reasonably be expected to have a Material Adverse Effect on Metaplex.

                           (b) Schedule 3.13 lists (i) all patents and patent
applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Metaplex is a party and pursuant to which any person is authorized to use any Intellectual Property, and
(iii) all licenses, sublicenses and other agreements as to which Metaplex is a party and pursuant to which Metaplex is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Metaplex product that is material to its business.

                           (c) To the best knowledge of Metaplex and its
subsidiaries, there is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Metaplex or any of its subsidiaries, any trade secret material to Metaplex or any of its subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Metaplex or any of its subsidiaries, by any third party, including any employee or former employee of Metaplex or any of its subsidiaries. Neither Metaplex nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in sales invoices arising in the ordinary course of business.

                           (d) Metaplex is not, nor will it be as a result of
the execution and delivery of this Agreement or the performance of its obligations under this Agreement,


                                       8.

in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which would have a Material Adverse Effect on Metaplex.

                           (e) All patents, registered trademarks, service marks
and copyrights held by Metaplex are valid and subsisting. Metaplex (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacturing, marketing, licensing or sale of its product does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, where such infringement would have a Material Adverse Effect on Metaplex.

                           (f) Metaplex has secured valid written assignments
from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Metaplex does not already own by operation of law, the absence of which would have a Material Adverse Effect on Metaplex.

                           (g) All use, disclosure or appropriation of
Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"), owned by Metaplex by or to a third party has been pursuant to the terms of a written agreement between Metaplex and such third party. All use, disclosure or appropriation of Confidential Information not owned by Metaplex has been pursuant to the terms of a written agreement between Metaplex and the owner of such Confidential Information, or is otherwise lawful.

                  3.14     Environmental Matters.

                           (a) The following terms shall be defined as follows:

                                    (i) "Environmental and Safety Laws" shall
mean any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                                    (ii) "Hazardous Materials" shall mean any
toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive


                                       9.

substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                                    (iii) "Property" shall mean all real
property leased or owned by Metaplex or its subsidiaries either currently or in the past.

                                    (iv) "Facilities" shall mean all buildings
and improvements on the Property of Metaplex or its subsidiaries.

                           (b) Metaplex and the Shareholders represent and
warrant as follows: (i) to Metaplex's knowledge, no methylene chloride or asbestos is contained in or has been used at or released from the Facilities;
(ii) to Metaplex's knowledge, all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; and (iii) Metaplex and its subsidiaries have received no notice (written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending, or, to Metaplex's knowledge, threatened relating to a violation of any Environmental and Safety Laws; (v) to Metaplex's knowledge, neither Metaplex nor its subsidiaries are a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or state analog statute, arising out of events occurring prior to the Closing Date; (vi) to Metaplex's knowledge, there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) to Metaplex's knowledge, there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) Metaplex has not deposited, stored, disposed of or located polychlorinated biphenyls (PCBs) on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) to Metaplex's knowledge, there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) to Metaplex's knowledge, the Facilities and Metaplex's and its subsidiaries uses and activities therein have at all times complied with all Environmental and Safety Laws; and (xi) Metaplex and its subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits.

                  3.15 Taxes. Metaplex and each of its subsidiaries, and any consolidated, combined or unitary group for Tax purposes of which Metaplex or any of its subsidiaries is or has been a member have timely filed all Tax Returns required to be filed by them and have paid all Taxes shown thereon to be due. The Financial Statements (i) fully accrue all actual and contingent liabilities for Taxes with respect to all periods through March 31, 1996 and Metaplex and each of its subsidiaries have not and will not incur any Tax liability in excess of the amount reflected on the Financial Statements with respect to such periods, and (ii) properly accrue in accordance with generally accepted


                                       10.

accounting principles all liabilities for Taxes payable after March 31, 1996 with respect to all transactions and events occurring on or prior to such date. No material Tax liability since March 31, 1996 has been incurred by Metaplex or its subsidiaries other than in the ordinary course of business and adequate provision has been made in the Financial Statements for all Taxes since that date in accordance with generally accepted accounting principles on at least a quarterly basis. Metaplex and each of its subsidiaries have withheld and paid to the applicable financial institution or Tax Authority all amounts required to be withheld. No notice of deficiency or similar document of any Tax Authority has been received by either Metaplex or any of its subsidiaries, and there are no liabilities for Taxes with respect to the issues that have been raised (and are currently pending) by any Tax Authority that could, if determined adversely to Metaplex and its subsidiaries, materially and adversely affect the liability of Metaplex and its subsidiaries for Taxes. There is (i) no material claim for Taxes that is a lien against the property of Metaplex or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) Metaplex has received no notification of any audit of any Tax Return of Metaplex or any of its subsidiaries being conducted or pending by a Tax authority, (iii) no extension or waiver of the statute of limitations on the assessment of any Taxes granted by Metaplex or any of its subsidiaries and currently in effect, and (iv) no agreement, contract or arrangement to which Metaplex or any of its subsidiaries is a party that may result in the payment of any material amount that would not be deductible by reason of Sections 280G or 404 of the Code. Metaplex will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to this Agreement. Neither Metaplex nor any of its subsidiaries is a party to any tax sharing or tax allocation agreement nor does Metaplex or any of its subsidiaries owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax Authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes. Metaplex and each of its subsidiaries are in full compliance with all terms and conditions of any Tax exemptions or other Tax-sparing agreement or order of a foreign government applicable to them and


                                       11.

the consummation of the transactions contemplated hereby shall not have any adverse effect on the continued validity and effectiveness of any such Tax exemptions or other Tax-sparing agreement or order.

                  3.16 Employee Benefit Plans.

                           (a) Schedule 3.16 lists, with respect to Metaplex,
any subsidiary of Metaplex and any trade or business (whether or not incorporated) which is treated as a single employer with Metaplex (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code,
(i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Metaplex and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Metaplex of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Metaplex (together, the "Metaplex Employee Plans").

                           (b) Metaplex has furnished to Cisco a copy of each of
the Metaplex Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto) and has, with respect to each Metaplex Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Metaplex Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination, or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Metaplex has also furnished Cisco with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Metaplex Employee Plan, and nothing has occurred since the issuance of each


                                       12.

such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Metaplex Employee Plan subject to Code Section 401(a).

                           (c) (i) None of the Metaplex Employee Plans promises
or provides retiree medical or other retiree welfare benefits to any person;
(ii) there has been no "prohibited transaction," as such term is defined in
Section 406 of ERISA and Section 4975 of the Code, with respect to any Metaplex Employee Plan, which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each Metaplex Employee Plan has been administered in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), except as would not have, in the aggregate, a Material Adverse Effect, and Metaplex and each subsidiary or ERISA Affiliate have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Metaplex Employee Plans;
(iv) neither Metaplex nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Metaplex Employee Plans; (v) all material contributions required to be made by Metaplex or any subsidiary or ERISA Affiliate to any Metaplex Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Metaplex Employee Plan for the current plan years; (vi) with respect to each Metaplex Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the thirty (30) day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 or ERISA has occurred; and
(vii) no Metaplex Employee Plan is covered by, and neither Metaplex nor any subsidiary or ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each Metaplex Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Metaplex has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Metaplex Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Metaplex is threatened, against or with respect to any such Metaplex Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither Metaplex nor any Metaplex subsidiary or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

                           (d) With respect to each Metaplex Employee Plan,
Metaplex and each of its United States subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation


                                       13.

Act of 1985 ("COBRA") and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that such failure to comply would not, in the aggregate, have a Material Adverse Effect.

                           (e) The consummation of the transactions contemplated
by this Agreement will not (i) entitle any current or former employee or other service provider of Metaplex, any Metaplex subsidiary or any other ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation, golden parachute or bonus), except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting of any such benefits, or increase the amount of compensation due any such employee or service provider.

                           (f) There has been no amendment to, written
interpretation or announcement (whether or not written) by Metaplex, any Metaplex subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any Metaplex Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Metaplex's financial statements.

                  3.17 Employee Matters. To Metaplex's best knowledge, Metaplex is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and are not engaged in any unfair labor practice. To Metaplex's best knowledge, there are no pending claims against Metaplex under any workers compensation plan or policy or for long term disability. Metaplex has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no proceedings pending or, to the knowledge of Metaplex, threatened, between Metaplex and its employees, which proceedings have or could reasonably be expected to have a Material Adverse Effect on Metaplex. Metaplex is not a party to any collective bargaining agreement or other labor unions contract nor does Metaplex know of any activities or proceedings of any labor union or organize any such employees. In addition, Metaplex has provided all employees, with all relocation benefits, stock options, bonuses and incentives, and all other compensation that such employee has earned up through the date of this Agreement or that such employee was otherwise promised in their employment agreements with Metaplex.

                  3.18 Interested Party Transactions. Neither Metaplex nor any of its subsidiaries is indebted to any director, officer, employee or agent of Metaplex or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Metaplex or any of its subsidiaries.


                                       14.

                  3.19 Insurance. Metaplex and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Metaplex and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Metaplex and its subsidiaries are otherwise in compliance with the terms of such policies and bonds. Metaplex has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

                  3.20 Compliance With Laws. To Metaplex's best knowledge, each of Metaplex and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Metaplex.

                  3.21 Minute Books. The minute books of Metaplex and its subsidiaries made available to Cisco contain a complete and accurate summary of all meetings of directors and shareholders or actions by written consent since the time of incorporation of Metaplex and the respective subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

                  3.22 Complete Copies of Materials. Metaplex has delivered or made available true and complete copies of each document which has been requested by Cisco or its counsel in connection with their legal and accounting review of Metaplex and its subsidiaries. All the material contracts and agreements (as such terms are defined in Regulation S-K promulgated under the Securities Act) to which Metaplex is a party are listed in Schedule 3.22 hereto.

                  3.23 Brokers' and Finders' Fees. Metaplex has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  3.24 Permit Application. The information supplied by Metaplex for inclusion in the application for issuance of a permit pursuant to Section 25121 of California Law pursuant to which the Cisco Shares to be issued pursuant to this Agreement and qualified under California Law (the "Permit Application") shall not at the time the fairness hearing is held pursuant to Section 25142 of California Law and the time the qualification of such securities is effective under Section 25122 of California Law contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding


                                       15.

the foregoing, Metaplex makes no representation, warranty or covenant with respect to any information supplied by Cisco or Cisco which is contained in any of the foregoing document.

                  3.25 Board Approval. The Board of Directors of Metaplex has unanimously approved this Agreement.

                  3.26 Representations Complete. None of the representations or warranties made by Metaplex and the Shareholders herein or in any Schedule or Exhibit hereto, including the Metaplex Disclosure Schedule, or certificate furnished by Metaplex pursuant to this Agreement or any written statement furnished to Cisco pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Time of Closing any untrue statement of a material fact, or omits or will omit at the Time of Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading; provided, however, that for purposes of this representation, any document attached hereto and any document specifically referenced in the Metaplex Disclosure Schedule as a "Superseding Document" (even if not attached hereto) that provides information inconsistent with or in addition to any other written statement furnished to Cisco in connection with the transaction contemplated hereby, shall be deemed to supersede any other document or written statement furnished to Cisco with respect to such inconsistent or additional information.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                               OF THE SHAREHOLDERS

                  Each of the Shareholders hereby represents and warrants to Cisco for himself and not for the other Shareholders as follows:

                  4.1 Authorization. All acts and conditions required by law on the part of the Shareholder to authorize the execution and delivery of this Agreement by such Shareholder and the transactions contemplated herein and the performance of all obligations of such Shareholder hereunder have been duly performed and obtained, and this Agreement constitutes a valid and legally binding obligation of the Shareholder, enforceable in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally, to general equitable principles and to limitations on the enforceability of indemnification provisions as applied to certain types of claims arising hereafter, if any, under the federal securities laws.

                  4.2 Compliance With Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated


                                       16.

hereby will not result in any violation or default of any provision of any instrument, judgment, order, writ, decree or contract to which such Shareholder is a party or by which he or she is bound, or require any consent under or be in conflict with or constitute, with or without the passage of time and giving of notice, either a violation or default under any such provision.

                  4.3 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, regional, state or local governmental authority of the United States on the part of such Shareholder is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings, if any, required pursuant to applicable federal and state securities laws, which filings will be made within the required statutory period.

                  4.4 Litigation. There is no action, suit, proceeding, or investigation pending or, to such Shareholders' knowledge, currently threatened against such Shareholder which questions the validity of this Agreement or the right of such Shareholder to enter into this Agreement or to consummate the transactions contemplated hereby.

                  4.5 Title to Stock. Such Shareholder has good title to the Capital Stock to be transferred by such Shareholder to Cisco under this Agreement, free and clear of any lien, pledge, security interest or other encumbrance (other than restrictions on transfer arising under applicable securities laws) and, upon delivery of the shares of Capital Stock at the Closing as provided for in this Agreement, and assuming Cisco is acquiring the Capital Stock in good faith and without notice of any adverse claim, Cisco will acquire good title thereto, free and clear of any lien, pledge, security interest or encumbrance (other than restrictions on transfer arising under applicable securities laws).

                  4.6 Disclosure. Such Shareholder has fully provided Cisco and Cisco's legal counsel with all the information in such Shareholders' possession that Cisco has requested in determining whether to purchase the Capital Stock offered by such Shareholder. Neither Article 4 of this Agreement nor any schedule or exhibit attached to this Agreement nor any certificate delivered pursuant hereto that, in any such case, has been or will be provided by or on behalf of such Shareholder contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made herein or therein not misleading in light of the circumstances under which they were made.

                  4.7 Intellectual Property of the Shareholders. Each of the Shareholders individually represents and warrants to the Purchaser as follows:


                                       17.

                           (a) The conduct of Metaplex's business as now
conducted does not violate, conflict with or infringe any Intellectual Property of the Shareholder or any affiliate of the Shareholder.

                           (b) The Shareholder does not now conduct any business
that violates, conflicts with or infringes any Intellectual Property of Metaplex directly or through an affiliate.

                           (c) Neither the Shareholder nor any affiliate of the
Shareholder (other than Metaplex) is a party to or otherwise bound by any option, license or agreement of any kind (whether formal or informal) to which Metaplex is a party or by which Metaplex is bound, which, in any such case (i) conflicts with Metaplex's representation in Section 3.13 hereof or (ii) would give the Shareholder any continuing interest in, or would give Metaplex any continuing payment obligation to the Shareholder with respect to, any Intellectual Property formerly owned by the Shareholder and currently used by Metaplex.

                           (d) The Proprietary Information Agreement between the
Shareholder and Metaplex is in full force and effect, has not been amended or modified in any respect and no provision of such agreement has been waived.

                  4.8 Tax Indemnification. The Shareholders represent that they shall remain solely responsible for any personal tax liability resulting from the transactions contemplated hereby and Cisco will not indemnify the Shareholders for any such tax liability.

                                    ARTICLE 5

                     REPRESENTATIONS AND WARRANTIES OF CISCO

                  Cisco hereby represents and warrants to Metaplex and the Selling Shareholders as follows:

                  5.1 Organization, Standing and Power. Each of Cisco and its subsidiaries, is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Cisco and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Cisco. Cisco has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter documents, as applicable, of Cisco and each of its subsidiaries, each as amended to date, to Metaplex. Neither Cisco nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent organizational documents. Cisco is the


                                       18.

owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Cisco free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Cisco or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Except as disclosed in the Cisco SEC Documents (as defined in Section 5.4), Cisco does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  5.2 Capital Structure. The authorized capital stock of Cisco consists of 1,200,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, no par value, of which there were issued and outstanding as of the close of business on August 2, 1996, 649,262,659 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Cisco other than shares of Cisco Common Stock issued after August 2, 1996 upon the exercise of options issued under the Cisco Amended and Restated 1987 Stock Option Plan, Crescendo Communications, Inc. 1990 Stock Option Plan, Newport Systems Solution, Inc. 1990 Stock Option Plan, Combinet, Inc. Incentive and Non-Qualified Stock Option Plan, Grand Junction Networks, Inc. 1992 Stock Plan, Kalpana, Inc. 1989 Stock Option Plan, TGV Software, Inc. 1990 Stock Option Plan and TGV Software, Inc. 1995 Stock Option Plan and StrataCom, Inc. Stock Option Plan (collectively, the "Cisco Stock Option Plans"). All outstanding shares of Cisco have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Cisco or any agreement to which Cisco is a party or by which it is bound. As of the close of business on August 2, 1996, Cisco has reserved 239,922,216 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Cisco Stock Option Plans, of which 79,264,288 shares are subject to outstanding, unexercised options. Other than pursuant to this Agreement and the Cisco 1989 Employee Stock Purchase Plan there are no other options, warrants, calls, rights, commitments or agreements of any character to which Cisco is a party or by which it is bound obligating Cisco to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Cisco or obligating Cisco to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Cisco Common Stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid, and non-assessable.


                                       19.

                  5.3 Authority. Cisco has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Cisco. This Agreement has been duly executed and delivered by Cisco and constitutes the valid and binding obligations of Cisco. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of a material benefit under (i) any provision of the Articles of Incorporation or Bylaws of Cisco or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Cisco or any of its subsidiaries or their properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Cisco or any of its subsidiaries in connection with the execution and delivery of this Agreement by Cisco or the consummation by Cisco of the transactions contemplated hereby, except for (i) a fairness hearing held pursuant to the authority granted by Section 25142 of California Law and the issuance of a permit pursuant to
Section 25121 of California Law, (ii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country,
(iii) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the Cisco Shares issuable pursuant to this Agreement, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Cisco and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement.

                  5.4 SEC Documents; Financial Statements. Cisco has made available to Metaplex a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Cisco since June 30, 1993, and, prior to the Time of Closing, Cisco will have furnished Metaplex with true and complete copies of any additional documents filed with the SEC by Cisco prior to the Time of Closing (collectively, the "Cisco SEC Documents"). In addition, Cisco has made available to Metaplex all exhibits to the Cisco SEC Documents filed prior to the date hereof, and will promptly make available to Metaplex all exhibits to any additional Cisco SEC Documents filed prior to the Time of Closing. All documents required to be filed as exhibits to the Cisco SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Cisco nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Cisco SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act, and none of the Cisco SEC


                                       20.

Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Cisco SEC Document prior to the date hereof. The financial statements of Cisco, including the notes thereto, included in the Cisco SEC Documents (the "Cisco Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Qs, as permitted by Form 10-Q of the SEC). The Cisco Financial Statements fairly present the consolidated financial condition and operating results of Cisco and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Cisco accounting policies except as described in the notes to the Cisco Financial Statements.

                  5.5 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Cisco or any of its subsidiaries, threatened against Cisco or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Cisco. There is no judgment, decree or order against Cisco or any of its subsidiaries or, to the knowledge of Cisco or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Cisco.

                  5.6 Governmental Authorization. Cisco and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Cisco or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Cisco's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Cisco Authorizations"), and all of such Cisco Authorizations are in full force and effect, except where the failure to obtain or have any of such Cisco Authorizations could not reasonably be expected to have a Material Adverse Effect on Cisco.

                  5.7 Compliance With Laws. To Cisco's knowledge, each of Cisco and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or


                                       21.

regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Cisco.

                  5.8 Broker's and Finders' Fees. Cisco has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  5.9 Permit Application. The information supplied by Cisco for inclusion in the Permit Application shall not, at the time the fairness hearing is held pursuant to Section 25142 of California Law and the time the qualification of such securities is effective under Section 25122 of California Law, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Cisco make no representation, warranty or covenant with respect to any information supplied by Metaplex which is contained in the foregoing document.

                  5.10 Board Approval. The Board of Directors of Cisco have unanimously approved this Agreement.

                  5.11 Representations Complete. None of the representations or warranties made by Cisco herein or certificate furnished by Cisco pursuant to this Agreement, or the Cisco SEC Documents, or any written statement furnished to Metaplex pursuant hereto or in connection with the transactions contemplated hereby, when all such documents are read together in their entirety, contains or will contain at the Time of Closing any untrue statement of a material fact, or omits or will omit at the Time of Closing to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                    ARTICLE 6

                COVENANTS OF CISCO, METAPLEX AND THE SHAREHOLDERS

                  6.1 Conduct of Business of Metaplex and Cisco. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Time of Closing, each of Metaplex and Cisco agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay and to cause its subsidiaries to pay debts and Taxes when due subject (i) to good faith disputes over such debts or Taxes and (ii) in the case of Taxes of Metaplex or any of its subsidiaries, to


                                       22.

Cisco's consent to the filing of material Tax Returns if applicable, to pay or perform other obligations when due, and to use all reasonable efforts to preserve intact its present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Time of Closing. Each of Metaplex and Cisco agrees to promptly notify the other of (x) any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect and (y) any material change in its capitalization as set forth in Sections 3.2 and 5.2, respectively. Without limiting the foregoing, except as expressly contemplated by this Agreement or the Metaplex Disclosure Schedule, neither Metaplex nor Cisco, respectively, shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

                           (a) Charter Documents. Cause or permit any amendments
to its Articles of Incorporation or Bylaws;

                           (b) Dividends; Changes in Capital Stock. Except as
disclosed on Schedule 3.7, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

                           (c) Other. Take, or agree in writing or otherwise to
take, any of the actions described in Sections 6.1(a) and (b) above, or any action which would cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

                  6.2 Conduct of Business of Metaplex. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Time of Closing, except as expressly contemplated by this Agreement or the Metaplex Disclosure Schedule, Metaplex and the Shareholders shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Cisco:

                           (a) Material Contracts. Enter into any material
contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of


                                       23.

its material contracts, other than in the ordinary course of business consistent with past practice;

                           (b) Issuance of Securities. Issue, deliver or sell or
authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities.

                           (c) Intellectual Property. Transfer to any person or
entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

                           (d) Exclusive Rights. Enter into or amend any
material agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

                           (e) Dispositions. Sell, lease, license or otherwise
dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

                           (f) Indebtedness. Incur any indebtedness for borrowed
money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;

                           (g) Leases. Enter into any operating lease in excess
of $10,000;

                           (h) Payment of Obligations. Pay, discharge or satisfy
in an amount in excess of $10,000 in any one case or $100,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Metaplex Financial Statements;

                           (i) Capital Expenditures. Make any capital
expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

                           (j) Insurance. Materially reduce the amount of any
material insurance coverage provided by existing insurance policies;

                           (k) Termination or Waiver. Terminate or waive any
right of substantial value, other than in the ordinary course of business;


                                       24.

                           (l) Employee Benefit Plans; New Hires; Pay Increases.
Adopt or amend any employee benefit or stock purchase or option plan, or hire any new officer level employee, or increase the salaries or wage rates of its employees except in the ordinary course of business in accordance with its standard past practice;

                           (m) Severance Arrangements. Grant any severance or
termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to written agreements outstanding on the date hereof or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

                           (n) Lawsuits. Commence a lawsuit other than (i) for
the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Cisco prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                           (o) Acquisitions. Acquire or agree to acquire by
merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its parent's/subsidiaries' business, taken as a whole;

                           (p) Taxes. Other than in the ordinary course of
business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any material claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

                           (q) Notices. Metaplex shall give all notices and
other information required to be given to the employees of Metaplex, any collective bargaining unit representing any group of employees of Metaplex, and any applicable government authority under the WARN Act, the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement;

                           (r) Revaluation. Revalue any of its assets, including
without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

                           (s) Other. Take or agree in writing or otherwise to
take, any of the actions described in Sections 6.2(a) through (r) above, or any action which would


                                       25.

cause a material breach of its representations or warranties contained in this Agreement or prevent it from materially performing or cause it not to materially perform its covenants hereunder.

                  6.3 No Solicitation. Metaplex and its subsidiaries and the officers, directors, employees or other agents of Metaplex and its subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (defined below) or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Metaplex or any of it subsidiaries to, or afford access to the properties, books or records of Metaplex or any of its subsidiaries to, any person that has advised Metaplex that it may be considering making, or that has made, a Takeover Proposal. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal, or an unsolicited written expression of interest that can reasonably be expected to lead to a Takeover Proposal, shall be received by the Board of Directors of Metaplex, then, to the extent the Board of Directors of Metaplex believes in good faith (after consultation with its financial advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Metaplex's shareholders from a financial point of view than the transaction contemplated by the Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Metaplex determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of Metaplex to comply with its fiduciary duties to shareholders under applicable law, Metaplex and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of Metaplex's Board of Directors, and such actions shall not be considered a breach of this Section 6.3 or any other provisions of this Agreement. Metaplex will promptly notify Cisco after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for nonpublic information relating to Metaplex or any of its subsidiaries or for access to the properties, books or records of Metaplex or any of its subsidiaries by any person that has advised Metaplex that it may be considering making, or that has made, a Takeover Proposal and will keep Cisco fully informed of the status and details of any such Takeover Proposal notice or request. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving Metaplex or any of its subsidiaries or the acquisition of any significant equity interest in, or a significant portion of the assets of, Metaplex or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                  6.4 Indemnification. After the Time of Closing, Cisco will and will cause Metaplex to indemnify and hold harmless the present and former officers, directors, employees and agents of Metaplex (the "Indemnified Parties") in respect of acts or omissions occurring on or prior to the Time of Closing to the extent provided


                                       26.

under Metaplex's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, both as in effect on the date hereof, or any indemnification agreement with Metaplex officers and directors to which Metaplex is a party, in each case in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

                                    ARTICLE 7

                CONDITIONS TO OBLIGATIONS OF CISCO, METAPLEX AND
                                THE SHAREHOLDERS

                  The obligations of Cisco on the one hand, and Metaplex and the Shareholders, on the other hand, to consummate the transactions contemplated hereby are subject to satisfaction of the following conditions on or prior to the Closing:

                  7.1 Consents and Approvals. The parties hereto shall have obtained all consents and approvals of third parties and Governmental Authorities (including obtaining a permit under Section 25121 of the California Corporations Code for the issuance of the Cisco Shares) required to consummate the transactions contemplated by this Agreement. Upon obtaining a permit under
Section 25121 of the California Corporations Code, if Brobeck, Phleger & Harrison LLP counsel to Cisco shall have determined pursuant to the amendment of
Section 18 of the Securities Act of 1933, as amended, dated October 15, 1996, that Brobeck, Phleger & Harrison LLP is unable to issue the opinion set forth in
Section 7.4 below, then both parties agree to waive the closing conditions set forth in this Section 7.1 and Section 7.4. However, in such event, the parties agree to negotiate in good faith with respect to registering the resale of the Cisco Shares on a Form S-3 registration statement, on terms and conditions substantially similar to those used in prior Cisco acquisitions of private companies and reasonably satisfactory to Seller's counsel. Cisco shall pay all expenses associated with the preparation and filing of the Form S-3 pursuant to this Section 7.1.

                  7.2 Representations, Warranties and Agreements. All representations and warranties made herein by Cisco, Metaplex and the Shareholders, and the Shareholders, respectively, shall be true, accurate and correct in all respects as of the date made and as of the Closing. Cisco, Metaplex, and the Shareholders, shall have performed all obligations and agreements undertaken by each of them herein to be performed at or prior to the Closing.

                  7.3 Certificate. Cisco shall have received from Metaplex and the Shareholders, and Metaplex and the Shareholders shall have received from Cisco, a certificate, dated as of the Closing and executed by the President and Secretary of Cisco or Metaplex and by the Shareholders, as the case may be, to the effect that the conditions set forth in Sections 7.1 and 7.2 respectively, shall have been satisfied.

                  7.4 Opinions of Counsel. Metaplex shall have received at the Closing the opinion of Brobeck, Phleger & Harrison LLP, counsel to Cisco, in the form set forth in Exhibit 7.4(a).

                  7.5 No Material Adverse Changes. There shall not have occurred any material adverse change in the financial condition, properties, assets (including intangible assets), liabilities, business, operations or results of operations of Cisco and Metaplex and their subsidiaries, taken as a whole.


                                       27.

                  7.6 No Actions. Consummation of the transactions contemplated by this Agreement shall not violate any order, decree or judgment of any court or governmental body having jurisdiction.

                  7.7 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be in form and substance reasonably satisfactory to counsel for each of the parties hereto, and each such party (or its counsel) shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                  7.8 Accuracy of Documents and Information. The copies of all material instruments, agreements, other documents and written information delivered to any party by any other party or its representatives shall be complete and correct in all material respects as of the Closing.

                  7.9 Blue Sky Approvals. Cisco shall have obtained all necessary blue sky approvals, for the issuance of the Cisco Shares pursuant to this Agreement required to be obtained prior to the Time of Closing.

                  7.10 Contracts. Cisco shall be satisfied that Metaplex shall have amended or obtained waivers in respect of any and all rights pursuant to contract that will be necessary in order to consummate this Agreement and to enable Cisco to conduct Metaplex's business and operations after the Time of Closing substantially as Metaplex did immediately preceding the Time of Closing.

                  7.11 Documents. Cisco shall have received copies of all written documentation requested by it confirming the Intellectual Property rights of Metaplex and the transfer to Cisco, including (a) Proprietary Information Agreements from all employees, consultants, service providers, officers and directors of Metaplex and (b) patents, trademarks, and license or technology agreements with which Metaplex has contractual arrangements.

                  7.12 Additional Conditions to the Obligations of Cisco. The obligations of Cisco to consummate the transactions contemplated hereby, shall be subject to the satisfaction at or prior to the Time of Closing of (i) the execution of the asset purchase agreement between Metaplex Pty Ltd. and Cisco Systems Australia Pty Ltd. and (ii) the execution of the cancellation and release agreement between Cisco and Metaplex Pty Ltd.


                                       28.

                                    ARTICLE 8

                                 INDEMNIFICATION

                  8.1 Indemnification. The Shareholders will indemnify and hold harmless, up to the Escrow Amount, Cisco and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Cisco within the meaning of the Securities Act from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries under existing insurance policies, tax benefits received by Cisco or its affiliates as a result of such damages, indemnities from third parties or in the case of third party claims, by any amount actually recovered by Cisco or its affiliates pursuant to counterclaims made by any of them directly relating to the facts giving rise to such third party claims (collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Metaplex or the Shareholders in this Agreement or by Metaplex Pty Limited or the Owners in the Asset Purchase Agreement between Metaplex Pty Limited, Cisco Systems Australia Pty Ltd and the Owners dated October ___, 1996 (the "Asset Purchase Agreement"), the Metaplex Disclosure Schedules to this Agreement or the Asset Purchase Agreement or any exhibit or schedule to this Agreement or the Asset Purchase Agreement. Cisco and its affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. The Escrow Fund shall be the sole and exclusive remedy for any claims, demands, actions or other causes of action brought against Metaplex or its shareholders, officers or directors pursuant to this Agreement.

                  8.2 Claims. Cisco shall deliver to the Shareholder's Agent (as defined below) a certificate signed by the President or Chief Financial Officer of Cisco (an "Officer's Certificate"):

                  (a)  stating that Damages exist, and

                  (b) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related.

                  8.3 Objections to Claims. At the time of delivery of any Officer's Certificate to the Shareholders Agent, and for a period of thirty (30) days after such delivery, the amount of the Damages shall remain in the Escrow Fund unless Cisco and the Escrow Agent (as defined in the Escrow Agreement) shall have received written authorization from the Shareholders' Agent to withdraw the funds from the Escrow Fund. After the expiration of such thirty
(30) day period, Cisco shall be entitled to


                                       29.

withdraw the funds from escrow in accordance with Escrow Agreement a form of which is attached hereto as Exhibit 8.3, provided that no such withdrawal may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to Cisco prior to the expiration of such thirty (30) day period.

                  8.4 Resolution of Conflicts; Arbitration.

                  (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Cisco made in any Officer's Certificate, Cisco shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Cisco shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Cisco should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and delivered to the Escrow Agent. Distribution of funds from the Escrow Fund shall be made in accordance with the terms thereof of such memorandum.

                  (b) If no such agreement can be reached after good faith negotiation, either Cisco or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Cisco and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and Cisco shall be entitled to act in accordance with such decision and the Escrow Agent shall be authorized to withdraw or distribute funds from the Escrow Fund in accordance therewith.

                  (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this
         Section 8.4(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Cisco shall be deemed to be the Non-Prevailing Party unless the arbitrators award Cisco more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Shareholders shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the


                                       30.

         administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, incurred by the other party to the arbitration.

                  8.5      Shareholders' Agent.

                  (a) Paul A. Wood, an individual, shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Shareholders to give and receive notices and communications, to authorize offset of Payments by Cisco, and/or to authorize the Escrow Agent to deliver funds out of escrow to Cisco to object to such offsets, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Shareholders from time to time upon not less than 10 days' prior written notice to Cisco. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Shareholders.

                  (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

                  (c) The Shareholders' Agent shall have reasonable access to information about Metaplex and the reasonable assistance of Metaplex's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Metaplex to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

                  8.6 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all of the Shareholders and shall be final, binding and conclusive upon each such Shareholder, and Cisco and the Escrow Agent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Shareholder. Cisco and the Escrow Agent is hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.


                                       31.

                  8.7 Third-Party Claims. In the event Cisco becomes aware of a third-party claim which Cisco believes may result in Damages, Cisco shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Shareholders shall be entitled, at their expense, to participate in any defense of such claim. Cisco shall have the right in its sole discretion to settle any such claim; provided, however, that Cisco may not affect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent withholds its consent to any settlement proposed by Cisco, and Cisco believes that such withholding is unreasonable, Cisco and the Shareholders' Agent agree to submit to arbitration the issue of whether the withholding of such consent by the Shareholders' Agent was reasonable. Such arbitration shall be in accordance with the rules of the American Arbitration Association before an arbitration panel of three (3) arbitrators, one (1) arbitrator to be selected by Cisco, one
(1) arbitrator to be selected by the Shareholders' Agent, and the two (2) arbitrators so selected shall select the third arbitrator. Such arbitration shall take place in Santa Clara, California. Cisco and the Shareholders' Agent acknowledge and agree that, due to the circumstances giving rise to the proposed settlement, it is essential that the issue be resolved at the earliest possible time; Cisco and the Shareholders' Agent therefore agree that any such arbitration shall be conducted on an expedited basis, that there shall be no adjournment of or discovery during such arbitration, and that the decision of such arbitration panel must be rendered within fifteen (15) days after the commencement of the hearing before the arbitration panel. The decision of the arbitration panel shall be binding upon Cisco and the Shareholders' Agent. The non-prevailing party to such arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, incurred by the other party to the arbitration. In the event that the arbitration panel determines that the withholding of the Shareholders' Agent's consent was reasonable, Cisco shall continue to defend such claim, suit or matter as provided in this Agreement. In the event that the arbitration panel determines that the withholding of the Shareholders' Agent's consent was unreasonable, Cisco shall have the right to proceed with the settlement on the basis which had been proposed. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 8.3 or any other provision of this Article 8 to the amount of any claim by Cisco with respect to such settlement.

                  8.8 Further Limitations. Except as set forth below, the right of set off set forth in this Article 8 shall be the exclusive remedy of Cisco for breach of any representation, warranty, covenant or agreement of Metaplex or any Shareholder contained herein. Damages shall only include Damages which arise within one (1) year from the Time of Closing. The liability of Metaplex and the Shareholders shall be limited to the Escrow Amount. Notwithstanding the foregoing, with respect to Damages based on fraud by either Metaplex or the Shareholders, none of the limitations set forth in this Section 8.8 shall be applicable.


                                       32.

                                    ARTICLE 9

                                   TERMINATION

                  9.1 Termination by Mutual Consent. At any time prior to the Closing, this Agreement may be terminated by written consent of Cisco and Metaplex.

                  9.2 Termination by Cisco or Metaplex.

                      (a) Cisco may terminate this Agreement at any time prior to the Closing by delivery of written notice to Metaplex if: (1) Metaplex has breached or violated any covenant or agreement contained in this Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violation within ten (10) days of receiving written notice thereof;
(2) any representation or warranty made by Metaplex is false or inaccurate in any material respect or there is any material misrepresentation or omission by Metaplex; or (3) the Closing has not occurred by December 1, 1996.

                      (b) Metaplex may terminate this Agreement at any time prior to the Closing by delivery of written notice to Cisco if: (1) Cisco has breached or violated any covenant or agreement contained in this Agreement in any material respect and, if such breach or violation is curable, has failed to cure such violations within ten (10) days of receiving written notice thereof;
(2) any representation or warranty made by Cisco is false or inaccurate in any material respect or there is any material misrepresentation or omission by Cisco; or (3) the Closing has not occurred by December 1, 1996.

                  9.3 Effect of Termination. In the event of termination as provided above, all parties hereto shall bear their own costs associated with this Agreement and all transactions mentioned herein and there shall be no obligation on the part of any party's officers, directors or shareholders; provided, however, that (a) Sections 10.5, 10.9 and 10.10 shall survive such termination and continue in full force and effect and (b) nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.

                                   ARTICLE 10

                                  MISCELLANEOUS

                  10.1 Notices. Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by certified or registered mail, postage prepaid, as follows:


                                      33.

                           (a)      If to Cisco:

                                    Cisco Systems, Inc.
                                    255 W. Tasman Drive
                                    San Jose, CA  95134
                                    Facsimile: (408) 526-4100
                                    Attention:  John T. Chambers

                           (b)      If to Metaplex or the Shareholders:

                                    Metaplex, Inc.
                                    7412 Wingfoot Drive
                                    Raleigh, NC  27615
                                    Attention:  Paul A. Wood

or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

                  10.2 Entire Agreement; Modifications; Waiver. This Agreement and the documents and instruments and other agreements specifically referred to herein constitutes the final, exclusive and complete understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, understandings and discussions with respect thereto. No variation or modification of this Agreement and no waiver of any provision or condition hereof, or granting of any consent contemplated hereby, shall be valid unless in writing and signed by the party against whom enforcement of any such variation, modification, waiver or consent is sought. The rights and remedies available to each party pursuant to this Agreement and all exhibits hereunder shall be cumulative.

                  10.3 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

                  10.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

                  10.5 Publicity. Except for disclosure (if any) required by any law to which any party is subject, the timing and content of any announcements, press releases and public statements to be made prior to the Closing concerning the transactions contemplated hereby shall be determined solely by Cisco in consultation with Metaplex and the Shareholders.


                                      34.

                  10.6 Successors and Assigns. No party may, without the prior express written consent of each other party, assign this Agreement in whole or in part. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

                  10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts between California residents made and to be performed entirely within the State of California.

                  10.8 Further Assurances. At the request of any of the parties hereto, and without further consideration, the other parties agree to execute such documents and instruments and to do such further acts as may be necessary or desirable to effectuate the transactions contemplated hereby.

                  10.9 Confidentiality and Nondisclosure Agreements. Except as required by law, statute, rule or regulation, all confidential information which shall have been furnished or disclosed by one party to the other pursuant to this Agreement, including without limitation, computer programs, technical drawings, algorithms and know-how, formulas, processes, ideas, inventions (whether patentable or not), schematics and other technical, business, financial, customer and product development plans, forecasts, strategies and information, shall be held in confidence pursuant hereto and shall not be disclosed to any person other than their respective employees, directors, legal counsel, accountants or financial advisors, with a need to have access to such information, and shall not make any use whatsoever of such information except to evaluate such information internally. The confidentiality provisions set forth herein shall survive until three (3) years from the date hereof, unless the party desiring to disclose the information can document that (i) such information is (through no improper action or inaction by such party or any affiliate, agent, consultant or employee) generally available to the public, or
(ii) was in its possession or known by it prior to receipt from the other party, or (iii) was rightfully disclosed to it by a third party, or (iv) was independently developed by employees of such party who have had no access to such information.

                  10.10 Attorneys' Fees. Except as provided in Section 8.4(c), in the event of any suit or other proceeding to construe or enforce any provision of this Agreement or any other agreement to be entered into pursuant hereto, or otherwise in connection with this Agreement, the prevailing party's or parties' reasonable attorneys' fees and costs (in addition to all other amounts and relief to which such party or parties may be entitled) shall be paid by the other party or parties.

                  10.11 Transfer of Metaplex Books and Assets. Metaplex agrees, upon the request of Cisco to do, execute, acknowledge and deliver or to cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, power of attorney and assurances as may be required for the


                                       35.

better assigning, transferring, conveying and confirming to Cisco, or to its successors and assigns, or for the aiding, assisting, collecting and reducing to possession of any or all of the books, records and assets of Metaplex. Metaplex shall provide, at any time after the Closing, Cisco and its counsel upon request all documentation covering all aspects of Metaplex's business operations.

                  10.12 Arbitration. Other than as set forth in Article 8, any controversy between the parties hereto involving the construction or application of any terms, covenants or conditions of this Agreement, or any claims arising out of or relating to this Agreement or the breach thereof, termination thereof will be submitted to and settled by final and binding arbitration in Santa Clara, California, in accordance with the rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. In the event of any arbitration under this Agreement, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

                  10.13 Exhibits. All of the exhibits referred to in this Agreement are hereby incorporated in this Agreement by reference and shall be deemed and construed to be a part of this Agreement for all purposes.

                  10.14 Severability. The invalidity or unenforceability of any one (1) or more phrases, sentences, clauses or provisions of this Agreement shall not affect the validity or enforceabilty of the remaining portions of this Agreement or any part thereof.


                                       36.

                  IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                                     CISCO SYSTEMS, INC.

                                     By:     /s/ Larry R. Carter
                                           --------------------------
                                     Name:   Larry R. Carter
                                           --------------------------
                                     Title:
                                           --------------------------

                                     METAPLEX, INC.

                                       /s/ Paul A. Wood
                                     --------------------------
                                     Paul A. Wood, President


                                     SHAREHOLDERS:
                                       /s/ Paul A. Wood
                                     --------------------------
                                     Paul A. Wood
                                       /s/ Pamela R. Wood
                                     --------------------------
                                     Pamela R. Wood


                                       37.

                                   EXHIBIT 1.1

                              List of Shareholders

Shareholder                                          Number of Metaplex Shares
-----------                                          -------------------------

Paul A. Wood                                                    100

Pamela R. Wood                                                  100

                                   EXHIBIT 1.2

                         Distribution of Purchase Price

                                                                   Number of                 Number of
                                                                 Cisco Shares              Cisco Shares
Shareholder                                                   Received at Closing         Held in Escrow
-----------                                                   -------------------         --------------

Paul A. Wood                                                         13,358                     1,485

Pamela R. Wood                                                       13,358                     1,485
                                                                  ---------                ----------

                                                                     26,716                     2,970

                                 EXHIBIT 7.4(a)

               Form of Opinion of Brobeck, Phleger & Harrison LLP

                  Based in part upon the representations Petree Stockton, L.L.P. made in the affidavit of mailing, the shares of Cisco Common Stock to be issued and delivered in exchange for shares of Metaplex Common Stock pursuant to the Stock Purchase Agreement will, when issued, be exempt from registration under
Section 5 of the Securities Act of 1933, as amended (the "Act"), pursuant to
Section 3(a)(10) of the Act and may be resold in accordance with Rule 145(d) of the Act.

                                ESCROW AGREEMENT

                  This Escrow Agreement is made as of this 20th day of December, 1996, by and among State Street Bank and Trust Company of California, N.A. ("Escrow Agent"), Cisco Systems, Inc., a California corporation ("Cisco"), and Paul A. Wood as agent ("Shareholders' Agent") of the former shareholders (the "Shareholders') of Metaplex, Inc., a North Carolina corporation ("Metaplex"). Terms not otherwise defined herein shall have the meaning set forth in the Stock Purchase Agreement (as defined below).

                                   WITNESSETH

                  WHEREAS, Cisco, Metaplex and the Shareholders have entered into that certain Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of October 29, 1996, providing for the purchase by Cisco of all the outstanding capital stock of Metaplex from the Shareholders (the "Stock Sale"); and

                  WHEREAS, pursuant to Article 8 of the Stock Purchase Agreement, a copy of which is attached hereto as Appendix A ("Article 8"), an escrow fund (the "Escrow Fund") will be established to compensate Cisco for certain Damages (as defined in Article 8) arising out of any misrepresentation or breach or default in connection with any of the representations, warranties, covenants and agreements given or made by Metaplex or the Shareholders in the Stock Purchase Agreement, the Metaplex Disclosure Schedule or any exhibit or schedule to the Stock Purchase Agreement; and

                  WHEREAS, the Shareholders' Agent has been constituted as agent for and on behalf of the Shareholders to undertake certain obligations specified in Article 8; and

                  WHEREAS, Article 8 provides for an Escrow Fund of 2,970 shares of Cisco Common Stock upon the Closing, such escrow to be held by the Escrow Agent; and

                  WHEREAS, the parties hereto desire to set forth further terms and conditions in addition to those set forth in the Stock Purchase Agreement relating to the operation of the Escrow Fund.

                  NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, and intending to be legally bound, hereby agree as follows:

                  1. Escrow and Escrow Shares. Pursuant to the Stock Purchase Agreement, Cisco shall deposit in escrow with the Escrow Agent as soon as practicable after the Time of Closing (as defined in the Stock Purchase Agreement) and in any event within five (5) business days of the Time of Closing (as defined in the Stock Purchase Agreement) of the Stock Sale, a stock certificate or certificates representing 2,970 shares of Cisco Common Stock (the "Escrow Shares") which shall be registered in the name of the Escrow Agent, or its nominee, as nominee for the beneficial owners of such shares. The Escrow Shares shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of Article 8 and this Agreement, provided that in no event shall more than 2,970 shares of Cisco Common Stock be distributed to Cisco. The number of Escrow Shares beneficially owned by each Shareholder is set forth in Appendix B attached hereto.

                  2. Rights and Obligations of the Parties. The Escrow Agent shall be entitled to such rights and shall perform such duties of the escrow agent as set forth herein and in Article 8 (collectively, the "Duties"), in accordance with the terms and conditions of this Agreement and Article 8. Cisco, Metaplex and the Shareholders' Agent shall be entitled to their respective rights and shall perform their respective duties and obligations as set forth herein and in Article 8, in accordance with the terms hereof and thereof. In the event that the terms of this Agreement conflict in any way with the provisions of Article 8, Article 8 shall control.

                  3. Escrow Period. The Escrow Period shall terminate with respect to the Escrow Shares upon the expiration of twelve (12) months from the Time of Closing; provided, however, that a portion of the Escrow Shares, which, in the reasonable judgment of Cisco, subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 8.4 of the Stock Purchase Agreement, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

                  4. Duties of Escrow Agent. In addition to the Duties set forth in Article 8, the Duties of the Escrow Agent shall include the following:

                      (a) The Escrow Agent shall hold and safeguard the Escrow Shares during the Escrow Period, shall treat such Escrow Fund as a trust fund in accordance with the terms of this Agreement and Article 8 of the Stock Purchase Agreement and not as the property of Cisco, and shall hold and dispose of the Escrow Shares only in accordance with the terms hereof.

                      (b) The Escrow Shares shall be voted by the Escrow Agent in accordance with the instructions received by the Escrow Agent from the beneficial owners of such Escrow shares. If no instructions are received from the beneficial owners, such shares shall not be voted by the Escrow Agent.

                      (c) Promptly following termination of the Escrow Period as set forth in Section 3 hereof, the Escrow Agent shall requisition from the stock transfer

                                       2.

agent, if necessary, and deliver to the Shareholders the proper number of Escrow Shares and other property in the Escrow Fund in excess of any amount of such Escrow Shares or other property sufficient, in the reasonable judgment of Cisco, subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 8.4 of the Stock Purchase Agreement, to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and circumstances existing prior to expiration of the Escrow Period, and to pay expenses as provided in Section 11(b) hereof. As soon as all such claims have been resolved, the Escrow Agent shall requisition from the transfer agent, if necessary, and deliver to such Shareholders all of the Escrow Shares and other property remaining in the Escrow Fund and not required to satisfy such claims and expenses. Each Shareholder shall receive that number of Escrow Shares which bears the same relationship to the total number of Escrow Shares in the Escrow Fund and available for distribution as the number of Escrow Shares set forth opposite the name of each such Shareholder on Appendix B hereto bears to 2,970.

                      (d) To the extent directed to do so by the Shareholders' Agent, the Escrow Agent shall sell up to 297 of the shares of Cisco Common Stock held in the Escrow Fund (or such greater number as consented to in writing by Cisco, which consent shall not be unreasonably withheld) and shall apply the proceeds of such sale to pay expenses incurred by the Shareholders' Agent on behalf of the Shareholders as provided in Section 11(b) hereof.

                  5. Distributions; Tax Allocations. Any cash dividends, dividends payable in securities or other distributions of any kind (but excluding any shares of Cisco capital stock received upon a stock split or stock dividend) shall be promptly distributed by the Escrow Agent to, and for tax reporting purposes shall be allocable to, the beneficial holder of the Escrow Shares to which such distribution relates. Any shares of Cisco Common Stock received by the Escrow Agent upon a stock split or stock dividend made in respect of any securities in the Escrow Fund shall be added to the Escrow Fund and become a part thereof. Any provision hereof or of Article 8 shall be adjusted to appropriately reflect any stock split or reverse stock split. For tax reporting purposes, all other income received by the Escrow Agent and attributable to the Escrow Fund shall be allocable to Cisco.

                  6. Exculpatory Provisions.

                      (a) The Escrow Agent shall be obligated only for the performance of such Duties as are specifically set forth herein and in Article 8 of the Stock Purchase Agreement and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for forgeries or false personations. The Escrow Agent shall not be liable for any act done or omitted hereunder by it in good faith as escrow agent except for any liability


                                       3.

arising from its (i) own gross negligence, bad faith, or willful misconduct or
(ii) failure to comply with the terms of this Agreement and Article 8. The Escrow Agent shall, in no case or event be liable for any representations or warranties of Cisco, Metaplex or the Shareholders. Any act done or omitted pursuant to the advice or opinion of counsel shall be conclusive evidence of the good faith of the Escrow Agent.

                      (b) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law or arbitrations as provided in Section 8.4 of the Stock Purchase Agreement, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court or rulings of any arbitrators. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court or such ruling of any arbitrator, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment, decree or arbitrators' ruling being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                      (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

                      (d) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

                  7. Alteration of Duties. The Duties may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

                  8. Resignation and Removal of the Escrow Agent. The Escrow Agent or any Successor may resign as Escrow Agent at any time with or without cause by giving at least thirty (30) days' prior written notice to each of Cisco and the Shareholders' Agent, such resignation to be effective thirty (30) days following the date such notice is given. In addition, Cisco and the Shareholders' Agent may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent which shall be a bank or trust company organized under the laws of the United States of America or any state thereof having a combined capital and surplus of not less than $100,000,000, shall be appointed by the Shareholders' Agent with the approval of Cisco, which approval shall not be unreasonably withheld. Any such successor escrow agent shall deliver to Cisco and the Shareholders' Agent a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive the Escrow


                                       4.

Fund. In the event no successor escrow agent is appointed by the effective date of such resignation or removal, the Escrow Agent, the Shareholders' Agent or the Cisco may apply to a court of competent jurisdiction (in which action the other parties shall be afforded a reasonable opportunity to participate) for such appointment.

                  9. Further Instruments. If the Escrow Agent reasonably requires other or further instruments in connection with performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

                  10. Disputes. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the terms hereof and of Article 8.

                  11. Escrow Fees and Expenses.

                      (a) Cisco shall pay the Escrow Agent such fees and out-of-pocket expenses as are established by the Fee Schedule attached hereto as Appendix C.

                      (b) Any out-of-pocket fees and expenses incurred by the Shareholders' Agent shall be paid out of the Escrow Fund in preference to other distributions from such Escrow Fund; provided, however, that the aggregate of such payments shall not exceed the proceeds of sales of shares made pursuant to
Section 4(d) hereof if and to the extent that this would reduce the number of shares distributed to Cisco, and provided further that under no circumstances will the Shareholders' Agent have personal liability for any such fees and expenses.

                  12. Indemnification. In consideration of the Escrow Agent's acceptance of this appointment, the other parties hereto, jointly and severally, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof and Article 8 of the Stock Purchase Agreement, and to reimburse the Escrow Agent for all its costs and expenses, including, among other things, counsel fees and expenses, reasonably incurred by reason of any matter as to which an indemnity is paid; provided, however, that no indemnity need be paid in case of the Escrow Agent's gross negligence, bad faith, willful misconduct or breach of this Agreement. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

                  13. General.

                      (a) Any notice given hereunder shall be in writing and shall be deemed effective upon the earlier of personal delivery or the third day after mailing by certified or registered mail, postage prepaid as follows:


                                       5.

                  To Cisco:

                           Cisco Systems, Inc.
                           255 West Tasman Drive
                           San Jose, CA  95134
                           Attention:  President
                           Fax:  (415) 526-4100
                           Tel:  (415) 526-4000

                  With a copy to:

                           Brobeck, Phleger & Harrison LLP
                           Two Embarcadero Place
                           2200 Geng Road
                           Palo Alto, CA 94306
                           Attention:  Jeffrey P. Higgins
                           Fax:  (415) 496-2885
                           Tel:  (415) 424-0160

                  To Shareholders' Agent:

                           Paul A. Wood
                           7412 Wingfoot Drive
                           Raleigh, NC 27615
                           Fax:  (919) 878-0855
                           Tel:  (919) 878-0811

                  With a copy to:

                           Petree Stockton, L.L.P.
                           4101 Lake Boone Trail, Suite 400
                           Raleigh, NC 27807-6519
                           Attention:  Jim O'Connell
                           Fax:  (919) 420-1800
                           Tel:  (919) 420-1700



                                       6.

                  To the Escrow Agent:

                      State Street Bank and Trust Company of California, N.A. 725 South Figueroa Street, Suite 3100
                      Los Angeles, CA 90017
                      Attention: Corporate Trust Department



or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

                      (b) The Officer's Certificate as defined in Article 8 may be signed by the President, Vice President or Chief Financial Officer of Cisco.

                      (c) The captions in this Escrow Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Escrow Agreement.

                      (d) This Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

                      (e) No party may, without the prior express written consent of each other party, assign this Escrow Agreement in whole or in part. This Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

                      (f) This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within the State of California. The parties to this Escrow Agreement hereby agree to submit to personal jurisdiction in the State of California.


                                       7.

                IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first above written.

                                STATE STREET BANK AND TRUST
                                COMPANY OF CALIFORNIA, N.A.
                                as Escrow Agent

                                By
                                     ------------------------------
                                Name:
                                Title:

                                CISCO SYSTEMS, INC.

                                By
                                     ------------------------------
                                Name:  Larry R. Carter
                                Title: Chief Financial Officer

                                SHAREHOLDERS' AGENT

                                -----------------------------------
                                Paul A. Wood



                      [SIGNATURE PAGE TO ESCROW AGREEMENT]


                                       8.

                                   APPENDIX A

                    ARTICLE 8 OF THE STOCK PURCHASE AGREEMENT




                                       9.

                                    ARTICLE 8

                                 INDEMNIFICATION

                  8.1 Indemnification. The Shareholders will indemnify and hold harmless, up to the Escrow Amount, Cisco and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Cisco within the meaning of the Securities Act from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries under existing insurance policies, tax benefits received by Cisco or its affiliates as a result of such damages, indemnities from third parties or in the case of third party claims, by any amount actually recovered by Cisco or its affiliates pursuant to counterclaims made by any of them directly relating to the facts giving rise to such third party claims (collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Metaplex or the Shareholders in this Agreement or by Metaplex Pty Limited or the Owners in the Asset Purchase Agreement between Metaplex Pty Limited, Cisco Systems Australia Pty Ltd and the Owners dated October ___, 1996 (the "Asset Purchase Agreement"), the Metaplex Disclosure Schedules to this Agreement or the Asset Purchase Agreement or any exhibit or schedule to this Agreement or the Asset Purchase Agreement. Cisco and its affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. The Escrow Fund shall be the sole and exclusive remedy for any claims, demands, actions or other causes of action brought against Metaplex or its shareholders, officers or directors pursuant to this Agreement.

                  8.2 Claims. Cisco shall deliver to the Shareholder's Agent (as defined below) a certificate signed by the President or Chief Financial Officer of Cisco (an "Officer's Certificate"):

                  (a)  stating that Damages exist, and

                  (b) specifying in reasonable detail the individual items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related.

                  8.3 Objections to Claims. At the time of delivery of any Officer's Certificate to the Shareholders Agent, and for a period of thirty (30) days after such delivery, the amount of the Damages shall remain in the Escrow Fund unless Cisco and the Escrow Agent (as defined in the Escrow Agreement) shall have received written authorization from the Shareholders' Agent to withdraw the funds from the Escrow Fund. After the expiration of such thirty
(30) day period, Cisco shall be entitled to


                                      29.

withdraw the funds from escrow in accordance with Escrow Agreement a form of which is attached hereto as Exhibit 8.3, provided that no such withdrawal may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to Cisco prior to the expiration of such thirty (30) day period.

                  8.4      Resolution of Conflicts; Arbitration.

                  (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Cisco made in any Officer's Certificate, Cisco shall have thirty (30) days to respond in a written statement to the objection of the Shareholders' Agent. If after such thirty (30) day period there remains a dispute as to any claims, the Shareholders' Agent and Cisco shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Cisco should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and delivered to the Escrow Agent. Distribution of funds from the Escrow Fund shall be made in accordance with the terms thereof of such memorandum.

                  (b) If no such agreement can be reached after good faith negotiation, either Cisco or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Cisco and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and Cisco shall be entitled to act in accordance with such decision and the Escrow Agent shall be authorized to withdraw or distribute funds from the Escrow Fund in accordance therewith.

                  (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara, California under the commercial rules then in effect of the American Arbitration Association. For purposes of this
         Section 8.4(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Cisco shall be deemed to be the Non-Prevailing Party unless the arbitrators award Cisco more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Shareholders shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, the


                                      30.

         administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, incurred by the other party to the arbitration.

                  8.5      Shareholders' Agent.

                  (a) Paul A. Wood, an individual, shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Shareholders to give and receive notices and communications, to authorize offset of Payments by Cisco, and/or to authorize the Escrow Agent to deliver funds out of escrow to Cisco to object to such offsets, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Shareholders from time to time upon not less than 10 days' prior written notice to Cisco. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Shareholders.

                  (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

                  (c) The Shareholders' Agent shall have reasonable access to information about Metaplex and the reasonable assistance of Metaplex's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Metaplex to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

                  8.6 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all of the Shareholders and shall be final, binding and conclusive upon each such Shareholder, and Cisco and the Escrow Agent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Shareholder. Cisco and the Escrow Agent is hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.


                                      31.

                  8.7 Third-Party Claims. In the event Cisco becomes aware of a third-party claim which Cisco believes may result in Damages, Cisco shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Shareholders shall be entitled, at their expense, to participate in any defense of such claim. Cisco shall have the right in its sole discretion to settle any such claim; provided, however, that Cisco may not affect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent withholds its consent to any settlement proposed by Cisco, and Cisco believes that such withholding is unreasonable, Cisco and the Shareholders' Agent agree to submit to arbitration the issue of whether the withholding of such consent by the Shareholders' Agent was reasonable. Such arbitration shall be in accordance with the rules of the American Arbitration Association before an arbitration panel of three (3) arbitrators, one (1) arbitrator to be selected by Cisco, one
(1) arbitrator to be selected by the Shareholders' Agent, and the two (2) arbitrators so selected shall select the third arbitrator. Such arbitration shall take place in Santa Clara, California. Cisco and the Shareholders' Agent acknowledge and agree that, due to the circumstances giving rise to the proposed settlement, it is essential that the issue be resolved at the earliest possible time; Cisco and the Shareholders' Agent therefore agree that any such arbitration shall be conducted on an expedited basis, that there shall be no adjournment of or discovery during such arbitration, and that the decision of such arbitration panel must be rendered within fifteen (15) days after the commencement of the hearing before the arbitration panel. The decision of the arbitration panel shall be binding upon Cisco and the Shareholders' Agent. The non-prevailing party to such arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, incurred by the other party to the arbitration. In the event that the arbitration panel determines that the withholding of the Shareholders' Agent's consent was reasonable, Cisco shall continue to defend such claim, suit or matter as provided in this Agreement. In the event that the arbitration panel determines that the withholding of the Shareholders' Agent's consent was unreasonable, Cisco shall have the right to proceed with the settlement on the basis which had been proposed. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 8.3 or any other provision of this Article 8 to the amount of any claim by Cisco with respect to such settlement.

                  8.8 Further Limitations. Except as set forth below, the right of set off set forth in this Article 8 shall be the exclusive remedy of Cisco for breach of any representation, warranty, covenant or agreement of Metaplex or any Shareholder contained herein. Damages shall only include Damages which arise within one (1) year from the Time of Closing. The liability of Metaplex and the Shareholders shall be limited to the Escrow Amount. Notwithstanding the foregoing, with respect to Damages based on fraud by either Metaplex or the Shareholders, none of the limitations set forth in this Section 8.8 shall be applicable.


                                      32.

                                   APPENDIX B

            LISTS OF SHAREHOLDERS AND THEIR RESPECTIVE ESCROW AMOUNTS


                                                                         Number of Cisco
      Shareholder                                                      Shares Held in Escrow
      -----------                                                      ---------------------

Paul A. Wood                                                                  1,485
Pamela R. Wood                                                                1,485
                                                                              -----
                                                                              2,970
                                                                              =====

                                      10.

                                   APPENDIX C

                                  FEE SCHEDULE




                                      11.

                                  SCHEDULE 3.7

                          Changes Since March 31, 1996

                  Prior to the Closing, Metaplex will declare and pay bonuses and dividends such that Metaplex will have a cash and accounts receivable from Cisco of $1,000 in excess of liabilities in compliance with Section 3.5.

                                  SCHEDULE 3.12

                      List of Real Property Owned or Leased

                Metaplex does not own or lease any real property.

                                  SCHEDULE 3.13

                          List of Intellectual Property

                  The following products are licensed by Metaplex from Metaplex Pty, Ltd. and are in turn sublicensed by Metaplex to IBM under the terms of the IBM Agreement:

                  (a)   3172 SNA Communications
                  (b)   3172 IP Channel Connect
                  (c)   3172 HPR Channel Connect

                  Pursuant to the IBM Agreement, Metaplex has indemnified IBM against infringement of the Intellectual Property which is the subject of the IBM Agreement.

                                  SCHEDULE 3.16

                         List of Employee Benefit Plans

                  Metaplex maintains the following plans:

                  1.   SEP-IRA covering all three employees.

                  2. Medical Insurance Plans with Prudential covering Paul Wood and his dependents.

                                  SCHEDULE 3.22

                           List of Material Contracts

                  1. IBM Contract for Licensing of Software to IBM RAL R94011 dated 4/14/94, as amended 3/22/95.

                  2. IBM Confidential Disclosure Agreement RAL R95217-00 dated 2/28/95.

                  3. IBM Equipment Loan Agreement POK 5247 dated 2/23/95, expiring 2/23/01.

                  4. Unwritten contracts with Metaplex Pty, Ltd. to act as subcontractor in all of the above contracts.

                  5. Exclusive Development Agreement with Cisco Systems, Inc. dated 4/14/95.